UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
         14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-12


                     FIDUCIARY/CLAYMORE DYNAMIC EQUITY FUND

                  (Names of Registrant As Specified in its Declaration of Trust)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                     FIDUCIARY/CLAYMORE DYNAMIC EQUITY FUND
                            DRAFT SOLICITATION SCRIPT
                                  866-615-7870
Greeting :

Hello, is Mr./Ms. _________ available please?

Hi Mr./Ms._______ , my name is _______ and I am calling on behalf of the Fiduciary/Claymore Dynamic Equity Fund on a recorded line. Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders scheduled for April, 20th, 2009 and haven't received it back. Your Fund's Board of (Directors / Trustees) is recommending that you vote in favor of the proposal. Would you like to vote along with the recommendations of the board?

     For the record, would you please state your full name and mailing address?

     Are you authorized to vote on all shares?

     Again, my name is _________ , a proxy voting specialist on behalf of the Fiduciary/Claymore Dynamic Equity Fund. Today's date is ________ and the time is __________ Eastern Time.

     Mr./Ms. _________, I have recorded your [FAVORABLE / AGAINST / ABSTAIN] vote for all of your Fiduciary/Claymore Dynamic Equity Fund accounts and will be sending you a written confirmation for each. If you wish to make any changes you may contact us by calling 866-615-7870. Thank you very much for your participation and have a great day/evening.

If Not Received:

I can resend the materials to you. Do you have an email address this can be sent to? (If yes: Type email address in the notes and read it back phonetically to the shareholder) (If not, continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip) Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the material.

If  Not Interested, use rebuttal

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.



                           ANSWERING MACHINE MESSAGE:

          Hello, my name is ____________________ and I am a proxy voting specialist for the Fiduciary/Claymore Dynamic Equity Fund. You should have received proxy material in the mail concerning the (Special/Joint) Meeting of Shareholders to be held on April 20th, 2009. Your participation is very important. To vote over the telephone, call toll-free at 866-615-7870 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

                           AUTOMATED ANSWERING MACHINE MESSAGE

          Hello, this is the Broadridge Proxy Service Center calling with an important message on behalf of the Fiduciary/Claymore Dynamic Equity Fund. You should have received proxy material in the mail concerning the (Special/Joint) Meeting of Shareholders to be held on April 20th, 2009.

          Your participation is very important. To vote over the telephone, call toll-free at 866-615-7870 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM - 9:00 PM and Saturday 10:00AM - 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.

          Thank you for your prompt attention to this matter.

                           INBOUND - CLOSED RECORDING

          "Thank you for calling the Broadridge Proxy Services Center for the Fiduciary/Claymore Dynamic Equity Fund. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. Thank you."

                         INBOUND - CALL IN QUEUE MESSAGE

          "Thank you for calling the Broadridge Proxy Services Center for the Fiduciary/Claymore Dynamic Equity Fund. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received."

                             END OF CAMPAIGN MESSAGE

          "Thank you for calling the Broadridge Proxy Services Center for the Fiduciary/Claymore Dynamic Equity Fund. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your Fiduciary/Claymore Dynamic Equity Fund, please contact your Financial Advisor or call the Fiduciary/Claymore Dynamic Equity Fund at (fund telephone number). Thank you for investing with the Fiduciary/Claymore Dynamic Equity Fund."